UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 23, 2022

LAMPERD LESS LETHAL INC.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-84976

(Commission File Number)

98-0358040

(IRS Employer Identification No.)

1200 Michener Road, Sarnia, Ontario, Canada N7S 4B1

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (519) 344-4445

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Lamperd Less Lethal and Gokser Makine Sanayi to Present Advanced Security Products at SEDEC Defense Exposition, June 28-30, 2022 in Ankara, Turkey

Gokser Fully Sponsoring Lamperd Presence at SEDEC-2022 Under Joint Marketing Agreement

SARNIA, ON / June 23, 2022 / Lamperd Less Lethal, Inc. (OTC PINK: LLLI), an innovation leader and manufacturer of advanced security solutions for law enforcement, military and security agencies worldwide, has been invited by major defense industry company Gokser Makine Sanayi (http://www.gokser.com/) to present Lamperd products at the SEDEC-2022 International Defense Exposition held June 28-30, 2022 in Ankara, Turkey.

Gokser is fully sponsoring all costs of Lamperd’s presence at the SEDEC-2022 event in support of the joint marketing agreement which the companies have in place. Under the terms of this agreement, Lamperd is the exclusive source of less lethal security products to be marketed by Gokser in the Republic of Turkey and other countries around the world. A Lamperd sales representative has been flown to Turkey and will be on hand at the SEDEC-2022 event to directly present the Lamperd product line and hold marketing negotiations for perspective buyers in conjunction with Gokser representatives.

SEDEC-2022 will bring together more than 100 companies from 50 countries operating in the fields of homeland security, border security, homeland security systems and defense equipment. Delegations from Azerbaijan, the US, Belgium, Great Britain, Italy, Pakistan, France and other countries will take part in this international event.  For more detailed information on SEDEC -2022 visit: https://www.sedecturkey.com/en.

Barry Lamperd, CEO of Lamperd Less Lethal, Inc. commented: “The invitation from Gokser Makine Sanayi to present our extensive line of less lethal security solutions at the upcoming SEDEC-2022 international defense exposition is a great opportunity for our joint marketing program. Recently we have been in close communication with Gokser’s management regarding expanded plans for marketing the Lamperd product line to security service customers in the Republic of Turkey and other regions. The need for these types of products has been surging due to ongoing crisis situations around the world. We are well positioned with Gokser to meet this demand for helping security forces keep order and save lives. Lamperd is very fortunate to have Gokser as an international marketing partner and a financial sponsor of our presence at major defense expositions like SEDEC-2022.  We will provide further announcements of the Lamperd-Gokser relationship as developments occur.”

About Lamperd Less Lethal:

Lamperd Less Lethal, Inc. (LLLI) is a developer, manufacturer and international sales company for advanced less lethal weapons, ammunition and other security products marketed to police, correctional, military and private security forces. The company manufactures and sells over 300 different products including small & large caliber projectile guns, flash-bang devices, pepper spray devices, 37mm & 40mm launching systems and interlocking riot shields. Lamperd also offers advisory services and hands-on training classes run by highly accredited instructors.

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For more information visit: http://www.lamperdlesslethal.com.

This press release contains forward-looking statements relating to Lamperd Less Lethal, Inc. Lamperd Less Lethal, Inc. undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results.Safe Harbor for Forward-Looking Statements:This news release includes forward-looking statements. While these statements are made to convey to the public the company's progress, business opportunities and growth prospects, readers are cautioned that such forward-looking statements represent management's opinion. Whereas management believes such representations to be true and accurate based on information and data available to the company at this time, actual results may differ materially from those described. The company's operations and business prospects are always subject to risk and uncertainties. Important factors that may cause actual results to differ are and will be set forth in the company's periodic filings with the U.S. Securities and Exchange Commission.

Contact: Lamperd Less Lethal, Inc.

Barry Lamperd, President & CEO

(519) 344-4445

Email: info@lamperdlesslethal.com or sales@lamperdlesslethal.com

Company Website: http://www.lamperdlesslethal.com

Lamperd Less Lethal on Facebook: https://www.facebook.com/lamperdlesslethal

Lamperd Less Lethal on Instagram: https://www.instagram.com/llli_lamperd_lesslethal

Lamperd Less Lethal on Twitter: https://www.twitter.com/LLLI_LessLethal

Barry Lamperd on Twitter: Https://www.twitter.com/lamperd_llli

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAMPERD LESS LETHAL INC.

Date: June 23, 2022	By:	/s/ Barry Lamperd
Barry Lamperd
President

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